Exhibit 10.4

Third ADDENDUM
TO
SUBSCRIPTION AGREEMENT / DEBT SETTLEMENT

THIS ADDENDUM is made the 11 day of August, 2015.

BETWEEN:
DSG TAG SYSTEMS INC. (the "Company")
AND:

WESTERGAARD HOLDINGS LTD. (the "Subscriber")

WHEREAS the Parties entered in to a Subscription and Debt Settlement Agreement dated September 26, 2014 as amended by addendum dated October 7, 2014 (together the "Agreement") and was further amended by addendum dated April 29, 2015 (together the "Agreement");

AND WHEREAS the Parties have agreed to further amend the Agreement in the manner outlined herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of one Dollar ($1.00) now paid by each party hereto to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.	All capitalized words and phrases used herein, unless otherwise defined, have meanings ascribed thereto in the Agreement.

2.	3.2 of the Agreement is to be amended as follows:

On or before August 31, 2015 the Company and/or Pubco shall have completed a financing for gross proceeds of at least US$2,500,000. On closing of such financing a minimum of US$1,250,000 shall be paid to the Subscriber for the redemption of a minimum of 900,000 of the Series A Shares held by the Subscriber at the deemed redemption price of US$1.25 per share.

On or before September 30, 2015 the Company and/or Pubco shall have completed a second round of financing for gross proceeds of at least another US$2,500,000. On closing of such financing a minimum of US$1,250,000 shall be paid to the Subscriber for the redemption of a minimum of 900,000 of the Series A Shares held by the Subscriber at the deemed redemption price of US$1.25 per share.

3.	3.3 of the Agreement is to be amended as follows:

On or before November 1, 2015 the Company and/or Pubco shall have completed a third round of financing for gross proceeds of at least another US$5,000,000. On the closing of such financing, the balance of Series A Shares held by the Subscriber will be redeemed at a redemption price of US$1.25 per share and all accrued interest shall be paid.

IN WITNESS WHEREOF the parties hereto have duly executed this Addendum as of the date first above written.

DSG TAG SYSTEMS INC	WESTERGAARD HOLDINGS INC
by its authorized signatory:	by its authorized signatory:

/s/ Robert Silzer	/s/ Keith Westergaard
President and Chief Executive Officer	President